Exhibit 99.2

Contact:  Steve Pickman or Marta Myers

913-367-1480

FOR IMMEDIATE RELEASE:

MGP INGREDIENTS BOARD DECLARES DIVIDEND

ATCHISON, Kan., August 30, 2007—The Board of Directors of MGP Ingredients, Inc. (Nasdaq/MGPI) today declared a semi-annual dividend of 15 cents ($0.15) per share on the company’s common stock.  The dividend is payable on October 3, 2007 to stockholders of record as of September 18, 2007.

“MGP Ingredients has just completed a year of record sales and profitability, which, as previously announced, was driven by a strong performance in our distillery products segment,” said Board Chairman and Chief Executive Officer Ladd Seaberg.  “In consideration of this achievement and as a reflection of our optimism about future growth capabilities, the board is pleased to approve this dividend,” he added.

In business since 1941, MGP Ingredients is an innovative pioneer in the development and production of natural grain-based products, including specialty and commodity proteins and starches, and food grade and fuel grade alcohol.  The company operates facilities in Atchison, Kansas City and Onaga, Kan., and Pekin, Ill.

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